UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2005

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2005, Jacobs Engineering Group Inc. (the “Registrant”) and Thomas R. Hammond, one of the Registrant’s Executive Vice Presidents, entered into an Assignment Letter Agreement (the “Assignment Agreement”). The Assignment Agreement is designed to maintain Mr. Hammond’s current level of income and benefits through the duration of his temporary transfer to the Registrant’s London (Reading), England office, taking into consideration the additional costs that the parties anticipate in connection with Mr. Hammond’s transfer. Among other things, the Assignment Agreement provides for a grant of 10,000 stock options pursuant to the Registrant’s 1999 Stock Incentive Plan, as amended, a goods and services differential of £5,532 British Pounds Sterling per month, housing and relocation expenses, tax equalization benefits and certain other benefits. The foregoing summary is subject to the complete text of the Assignment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is furnished as part of this Report pursuant to Item 1.01.

99.1	Assignment Letter Agreement by and between Jacobs Engineering Group Inc. and Thomas R. Hammond dated as of February 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ JOHN W. PROSSER, JR.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President Finance and Administration

Date: February 21, 2005

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